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                                                                    EXHIBIT 10.2


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT ("Amendment") is entered into as of the ___ day of _________, 2004, by and between JOHN PUISIS ("Executive") and THIRD WAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company").

         WHEREAS, the Company currently employs Executive pursuant to an Employment Agreement commencing on September 24, 2001, as amended by Amendment to Employment Agreement effective as of July 17, 2003 (collectively, the "Agreement"); and

         WHEREAS, the Company and the Executive wish to amend the Agreement on the terms and provisions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. Section 1(a) - Position; Duties. Section 1(a) is deleted in its entirety and the following is substituted therefore:

         Company is currently employing and will continue to employ Executive as President and Chief Operating Officer of the Company hereunder; provided, however, subject to the authorization of the Board of Directors of the Company, Executive will be employed as President and Chief Executive Officer at a date commencing during 2004 to be agreed to by Executive and Lance Fors, the Company's Chairman and current Chief Executive Officer (the "CEO" or the "Chairman"). From and after the appointment of the Executive to the position of Chief Executive Officer, all references in the Agreement to the CEO, shall thereafter mean and refer to the Chairman.

         2. Section 1(c) - Appointment to the Board of Directors. Section 1(c) is added to the Agreement as follows:

         (c) Appointment to the Board of Directors. The Company agrees to nominate Executive to the Board of Directors of the Company from time to time as necessary to permit Executive to serve on such Board throughout the term of this Agreement.

         3. Section 4 - Equity Compensation. The last sentence of Section 4 is deleted in its entirety, and the following is substituted therefore:

         All options granted to Executive shall vest in equal installments over the four-year period commencing with the date of grant of such options, subject to the acceleration of vesting (i) as described in Section 9(c)(ii) hereof and (ii) in the Option Grant Agreements issued


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         by the Company, as amended, provided, that in the event of a conflict between any Option Grant Agreement and Section 9(c)(ii) of this Agreement, this Agreement shall control.

         4. Section 8 - Relocation. Section 8 is deleted in its entirety and the following is substituted therefore:

         The Company acknowledges that the Executive shall be entitled to maintain his principal residence in Illinois and to perform his duties hereunder from the State of Illinois. The Executive will have the flexibility to commute to Madison, Wisconsin as and when necessary as long as Executive's duties are performed to the reasonable standards set by the Company's Board of Directors. The Company will also provide for temporary housing for Executive when Executive is required to perform his duties in Madison, Wisconsin and reimburse Executive for expenses associated with commuting to and from Madison, Wisconsin, up to an aggregate amount of $30,000 per year.

         5. Section 9(a)(i) - Death or Disability. Section 9(a)(i) is deleted in its entirety and the following substituted therefore:

         (i) All vested and exercisable stock options may be exercised after Executive's termination of employment in accordance with the terms and conditions of the Stock Option Plan and applicable option grant documents, except that the period during which such options are exercisable after termination shall be as set forth in Section 9(d).

         6. Section 9(c) - Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason. The preface to Section 9(c) and Subsections 9(c)(i), (ii) and (iv) are deleted in their entirety and the following is substituted therefore:

         If Executive is terminated by the Company other than for Cause or Executive resigns his employment for Good Reason, then as liquidated damages and in lieu of any other damages or compensation under this Agreement or otherwise, Executive will receive the payments or other benefits described in this paragraph; provided; however, that Executive shall execute and deliver to the Company the form of agreement attached hereto as Exhibit C pursuant to which: Executive (A) affirms his agreement not to enter into Competition (as defined in this Agreement) with the Company for a period of one year following the termination of Executive's employment and (B) waives and releases any other claims which Executive may have against the Company.

         (i) Executive will receive a severance payment equal to 24 months of Executive's then current Base Salary, 6/24th of which shall be paid in a lump sum within 3 business days of the termination date, with the balance to be paid in 18 equal monthly installments (the first installment due on the first day of the calendar month following the month in which termination occurs).

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         (ii) In the event Executive is terminated by the Company other than for
         Cause or should the Executive resign his employment for Good Reason, all stock options granted to Executive shall be immediately accelerated and shall be considered fully vested upon such termination or resignation. Executive will be entitled to exercise such stock options in accordance with Section 9(d).

         (iv) Executive will receive an amount equal to 1/12th of 7.6% of Executive's Base Salary payable each month (the first installment due on the first day of the calendar month following the month in which termination occurs) in twelve (12) monthly installments, or a monthly amount equal to 1/12th of such greater percentage as may be in effect for senior employees of the Company immediately prior to Executive's termination; which amount is intended, but not required, to be used by Executive to acquire such medical, dental, hospitalization, accident, disability, life insurance and any other benefits as the Executive may determine.

         7. Section 9(c) - Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason Section 9(c)(vii) is added as follows:

         Executive will receive an outplacement consulting package up to a maximum value of $15,000 that shall be selected at the discretion of the Executive.

         8. Section 9(d)- Exercise Period upon Termination. Section 9(d) is hereby added as follows:

                  (d) Notwithstanding anything contained herein or in the Option Grant Agreements to the contrary, Executive's vested Non-Qualified Stock Options (whether vested by their original terms or by acceleration upon termination for other than for Cause or resignation for Good Reason) shall be open for exercise until the latest date on which those options would expire or are eligible to be exercised under the Option Grant Agreements, determine without regard to such termination or resignation; provided, however, that in the event of a conflict between any Option Grant Agreement and Section 9(d) of this Agreement, this Agreement shall control. Executive and the Company acknowledge and agree that such extended exercise period shall not apply to any Incentive Stock Options, the exercise periods for which shall continue be governed by the terms of the Option Grant Agreements. Executive understands and agrees that any extended exercise period granted to Incentive Stock Options issued to Executive on or prior to July 17, 2003 converted those Incentive Stock Options into Non-Qualified Stock Options.

         9. Section 10 - Cause; Good Reason. Sections 10(b) (ii), (vii) and
(viii) are deleted in their entirety and the following are substituted therefore, and Sections (b)(ix), (x) and (xi) are added to this Agreement:

         (ii) The Company (A) fails to continue to retain Executive as its Chief Operating Officer, or (B) by December 31, 2004 and thereafter, fails to appoint and retain Executive


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         as its Chief Executive Officer, as contemplated herein; provided, however, after Executive is appointed as Chief Executive Officer, the failure to retain Executive as Chief Operating Officer shall no longer constitute Good Reason hereunder.

         (vii) In the event that Lance Fors is no longer the CEO of the Company and Executive is not appointed as CEO within six-months of the announcement of For's stepping down as CEO.

         (viii) A resignation by Executive following the occurrence of a Change in Control (as defined in the Indemnification Agreement attached hereto as Exhibit A).

         (ix) The Company fails to nominate Executive to the Board of Directors of the Company by December 31, 2004, or Executive is not thereafter nominated for re-election to the Board during the term of this Agreement.

         (x) The Executive is not elected to the Board of Directors of the Company by December 31, 2004, or Executive is not re-elected to the Board of Directors during the term of this Agreement.

         (xi) The Compensation Committee of the Board of Directors fails to adopt an amendment to the Option Grant Agreements issued to Executive in accordance with the terms of this Agreement within 30 days hereafter.

         10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         11. Full Force and Effect. Except as amended hereby, the Agreement remains in full force and effect and is hereby ratified, confirmed and approved.

                     (SIGNATURES CONTINUE ON THE NEXT PAGE)



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         The parties hereto have executed this Amendment No. 2 to Employment
Agreement as of the date first written above.


                                         ---------------------------------------
                                         JOHN PUISIS


                                         THIRD WAVE TECHNOLOGIES, INC.


                                         By:
                                             -----------------------------------
                                             Lance Fors, Chief Executive Officer


                                         Confirmed and Agreed:


                                         ---------------------------------------
                                         John Neis
                                         Chairman, Third Wave Technologies, Inc.
                                         Compensation Committee of the
                                         Board of Directors





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                                    Exhibit C

                              TERMINATION AGREEMENT

         This Termination Agreement confirms the termination of John Puisis (the "Executive") from employment with Third Wave Technologies, Inc. (the "Company") effective _____________, 200___. The Company shall provide Executive with the severance payments and other benefits (the "Severance") described in Executive's Employment Agreement dated as of September 19, 2001, as amended from time to time thereafter (the "Employment Agreement"), and in consideration therefore, Executive agrees to the terms set forth in this Termination Agreement. The terms are as follows:

         1. Executive hereby confirms his agreement not to enter into Competition (as defined in the Employment Agreement) with the Company for a period of one year following the termination of Executive's employment in accordance with the terms and conditions set forth in the Employment Agreement.

         2. In consideration for the Severance and the covenants of the Company set forth in the Employment Agreement, Executive, for and on behalf of himself and his heirs, successors, executors and assigns hereby absolutely and unconditionally releases, waives and forever discharges the Company, its parent and affiliated entities, its predecessors, successors and assigns, and their respective officers, members, partners, shareholders, directors, employees, representatives, agents and other affiliates, from any and all claims or liabilities of any nature whatsoever, whether known or unknown, in connection with his affiliation with the Company, the termination of his affiliation with the Company and any additional wages, vacation pay or other paid time off, other compensation and payments (whether in contract, tort or otherwise) (the "Release"), including but not limited to: (i) for wrongful termination or breach of the covenant of good faith and fair dealing; (ii) under Title VII of the Civil Rights Act of 1964, as amended; (iii) under the Civil Rights Act of 1991, as amended; (iv) under any Collective Bargaining Agreement; (v) the Wage Payment Act, Chap. 109 Wis. Stats.; (vi) the Illinois Wage Payment and Collection Act, 820 ILCS 115/11 et seq.; (vii) under the Americans with Disabilities Act of 1990, as amended; (viii) under any Wisconsin or Illinois law prohibiting discrimination; (ix) under any other Federal, and state and local laws, orders or regulations in any way relating to the employment relationship, termination or discrimination; (x) under common law and (xi) the Age Discrimination Employment Act ("ADEA"), and the Older Worker Benefit Protection Act, as amended. Excluded from this Termination Agreement are the Severance, any claims or administrative charges that cannot be waived by law and claims relating to health insurance continuation rights under the terms of COBRA, rights to vested retirement benefits, if any, and rights pursuant to Option Grant Agreements.

         3. Executive will not sue the Company for any matter for which the Release has been given (except to enforce rights granted under paragraph 1, above).


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         4. Executive will immediately return to the Company all Company property, including but not limited to, all reports, memoranda, records, computerized information, keys, credit cards, computers, manuals and other property which Executive prepared or received in connection with his affiliation with the Company. Executive agrees not to retain any copies, duplicates or portions of such information.

         5. The Company agrees not to contest any claim for unemployment filed after ______________, 200__.

         6. This Termination Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Wisconsin, without regard to its conflicts of laws rules. In the event the Company takes any action to enforce any term or provision of this Agreement or defend any matter released, Executive will be liable to the Company for all of its costs, expenses and reasonable attorneys' fees.

         7. If any portion of this Termination Agreement is held invalid by operation of law or otherwise, the remaining terms of this Termination Agreement shall not be effected.

         8. Executive agrees that he has been provided with twenty-one days from the date he received this Agreement within which to consider its terms. Executive acknowledges that he has consulted with an attorney of his choice, and has negotiated the terms of this Agreement and Executive has also had the opportunity to consult with other professional persons unrelated to the Company regarding the terms of this Agreement. Executive's signature below indicates that he is entering into this Agreement freely, knowingly and voluntarily with a full understanding of its terms. Further, the terms of this Agreement cannot become effective or enforceable until seven (7) days following the date of its execution, during which time Executive may revoke the Agreement by notifying the Company in writing. Executive understands that any rights or claims he may have under the ADEA that arise after the date of this Agreement is executed are not waived by him.

         9. All rights, privileges and remedies afforded the Company are cumulative and not exclusive; the exercise of any one shall not be deemed a waiver of any other right, privilege or remedy.

         10. Executive represents and warrants that he has read and understands all terms of this Agreement, executes it knowingly and voluntarily with full knowledge of its significance and with the intent to be bound by it. Executive represents and warrants that he has been or had the opportunity to be represented by legal counsel of his choice in connection with this Agreement who has explained it and advised that it is a legally binding contract. This document contains the entire agreement between Executive and the Company and the terms hereof cannot be modified except in writing signed by both Executive and the Company.

         11. The parties hereto agree that signatures transmitted by facsimile shall be legally binding.




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         IN WITNESS WHEREOF, the parties hereto have entered into this
Termination Agreement as of the date and year set forth below.

                                                Third Wave Technologies, Inc.

                                                By:
                                                   -----------------------------
                                                Its:
                                                    ----------------------------
                                                Date:
                                                     ---------------------------


AGREED TO AND ACCEPTED:



-----------------------------     --------------------
John Puisis                       Date






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